Exhibit 4.5.2

Schedule of Holders of

Warrants to Purchase Series C Preferred Stock

Holder	Number of Shares	Exercise Price	Issuance Date	Expiration Date
InterWest Partners IX, LP	85,714	$1.75	3/1/2016	3/1/2021
Sol J. Barer	5,714	$1.75	3/1/2016	3/1/2021
Jonathan G Davis Trust	14,286	$1.75	3/1/2016	3/1/2021
David Pozen and Joanna Pozen, as Trustees of the Pozen Family 2016 Trust	28,571	$1.75	3/1/2016	3/1/2021
Thomas Kempner	11,429	$1.75	3/1/2016	3/1/2021
Adeline Kempner	610	$1.75	3/1/2016	3/1/2021
James Kempner	610	$1.75	3/1/2016	3/1/2021
Thomas Kempner	610	$1.75	3/1/2016	3/1/2021
Robert Grinberg	11,429	$1.75	3/1/2016	3/1/2021
Michael Dan	4,286	$1.75	3/1/2016	3/1/2021
Denice Hill	4,285	$1.75	8/6/2018	3/1/2021
Irrevocable Aloha Trust	11,429	$1.75	3/1/2016	3/1/2021
EZ MM&B Holdings LLC	11,429	$1.75	3/1/2016	3/1/2021
Aptorum Group Limited (Striker Asia Opportunities Fund)	28,571	$1.75	3/1/2016	3/1/2021
Robert K Green TOD	11,429	$1.75	3/1/2016	3/1/2021

Stephen Meringoff	28,571	$1.75	3/1/2016	3/1/2021
MarketPlace Lofts L.P.	42,857	$1.75	3/1/2016	3/1/2021
GH Healthlink Capital	171,429	$1.75	3/1/2016	3/1/2021
Dyke Rogers	8,571	$1.75	3/1/2016	3/1/2021
Robert and Marjie Kargman	28,571	$1.75	3/1/2016	3/1/2021
Irwin Blitt Rev Trust	8,571	$1.75	3/1/2016	3/1/2021
Diana and David Freshwater Trust	8,571	$1.75	3/1/2016	3/1/2021
DJ & J LLC	3,800	$1.75	3/1/2016	3/1/2021
Rudes GCT Investment Ptn.	14,286	$1.75	3/1/2016	3/1/2021
InterWest Partners IX, LP	85,714	$1.75	4/8/2016	4/8/2021
River Charitable Remainder Trust	5,714	$1.75	4/8/2016	4/8/2021
Jeffrey B. Kindler	5,714	$1.75	4/8/2016	4/8/2021
AR Properties	17,143	$1.75	4/8/2016	4/8/2021
David Pyott Trust	28,571	$1.75	4/8/2016	4/8/2021
Transpac Investments Limited	11,429	$1.75	4/8/2016	4/8/2021
RM Kargman Life Insurance Trust	28,571	$1.75	4/8/2016	4/8/2021

Kargman Rev Trust	28,571	$1.75	4/8/2016	4/8/2021
David Schwartz	5,714	$1.75	4/8/2016	4/8/2021
KF Business Ventures	114,286	$1.75	4/8/2016	4/8/2021
Mark Rubin	5,714	$1.75	4/8/2016	4/8/2021
Matthew Orlando	1,429	$1.75	4/8/2016	4/8/2021
Donald Fishbein	2,857	$1.75	4/8/2016	4/8/2021
William Strawbridge	1,429	$1.75	4/8/2016	4/8/2021
INSYS Therapeutics, Inc.	28,571	$1.75	4/8/2016	4/8/2021
Henry Morris Zachs	8,571	$1.75	4/8/2016	4/8/2021
ACB Holdings	1,429	$1.75	4/8/2016	4/8/2021
Robert Green Trust	5,714	$1.75	4/8/2016	4/8/2021
James Campbell Regina Anderson	2,857	$1.75	4/29/2016	4/29/2021
Mahyar Eidgah	1,429	$1.75	4/29/2016	4/29/2021
Roger Lash Rev Living Trust	1,429	$1.75	4/29/2016	4/29/2021
Rick Mace	1,714	$1.75	4/29/2016	4/29/2021

Garfinkle Trust – Morris Garfinkle	1,429	$1.75	4/29/2016	4/29/2021
Lisa Rudes Grandchildren Trust	14,286	$1.75	4/29/2016	4/29/2021
Lawrence D Stern Annuity Trust	28,571	$1.75	4/29/2016	4/29/2021
BES Investments	4,286	$1.75	4/29/2016	4/29/2021
Marc Cohen	1,714	$1.75	4/29/2016	4/29/2021
Gary Ferman	2,857	$1.75	4/29/2016	4/29/2021
Jim Aukstuolis	1,714	$1.75	4/29/2016	4/29/2021
Robert James Brickley	1,429	$1.75	4/29/2016	4/29/2021
Steven Glassman	1,429	$1.75	6/14/2016	6/14/2021
Shanghai Healthcare Industry	571,429	$1.75	6/14/2016	6/14/2021
Blairoma LLC	65,057	$1.75	6/14/2016	6/14/2021
TOTAL

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

CENTREXION THERAPEUTICS CORPORATION

WARRANT TO PURCHASE SHARES

This Warrant is issued to                                               by Centrexion Therapeutics Corporation, a Delaware corporation (the “Company”), pursuant to the terms of that certain Note and Warrant Purchase Agreement (the “Note Purchase Agreement”) of even date herewith, in connection with the Company’s issuance to the holder of this Warrant of a Subordinated Convertible Promissory Note (the “Note”).

1.    Purchase of Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Note Purchase Agreement, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to the number of fully paid and nonassessable Shares (as defined below), that equals the quotient obtained by dividing (a) the Warrant Coverage Amount (as defined below) by (b) the Exercise Price (as defined below).

2.    Definitions.

(a)    Change of Control. The term “Change of Control” shall mean (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions with the Company (including, without limitation, any stock purchase, reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Company); or (ii) a sale of all or substantially all of the assets of the Company, unless the Company’ stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (solely by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

(b)    Exercise Price. The exercise price for the Shares shall be $1.75 per share, as adjusted for any stock splits, dividends, combinations and the like (such price, as adjusted from time to time, is herein referred to as the “Exercise Price”).

(c)    Initial Public Offering. The term “Initial Public Offering” shall mean an initial underwritten public offering of the Company’s common stock, par value $0.001 per share (“Common Stock”), which results in gross proceeds of at least $20,000,000.

(d)    Non-Qualified Financing. The term “Non-Qualified Financing” shall mean a financing occurring prior to a Qualified Financing or a Change of Control pursuant to which the Company sells shares of its Common Stock or preferred stock of the Company (“Preferred Stock”) in a financing other than a Qualified Financing or an Initial Public Offering, and in connection with which the holders of a majority of the outstanding principal amount under the Notes elect by written consent to convert such Notes into shares of the Company’s securities issued in such Non-Qualified Financing.

(e)    Qualified Financing. The term “Qualified Financing” shall mean an equity financing occurring prior to a Change of Control pursuant to which the Company sells shares of its Common Stock or Preferred Stock (or convertible debt securities or, if approved by the holders of a majority of the aggregate outstanding amount under the Notes, non-convertible debt securities) at a fully-diluted pre-money valuation of at least $75,000,000 and with aggregate gross proceeds to the Company of not less than $10,000,000.

(f)    The Shares. The term “Shares” shall mean shares of the class and series of securities issued to investors in a Qualified Financing or a Non-Qualified Financing which occurs prior to a Change of Control.

(g)    Warrant Coverage Amount. The term “Warrant Coverage Amount” shall mean that amount which equals 10% of the principal amount of the Note.

3.    Change of Control. In the event of a Change of Control prior to a Qualified Financing or a Non-Qualified Financing, then, subject to Section 3 of the subordination agreement agreed upon among the holder of this warrant, the Company and Silicon Valley Bank (the “Subordination Agreement”), the holder of this Warrant will be entitled to receive in cash the amount they would have received upon consummation of such Change of Control if this Warrant had been exercised for shares of the Company’s Common Stock at the Exercise Price immediately prior thereto.

4.    Initial Public Offering. In the event that prior to a Qualified Financing or a Non-Qualified Financing, the Company completes an Initial Public Offering and this Warrant has not yet been exercised, then this Warrant shall automatically, without any further action on the part of the holder of this Warrant or the Company, be exercised on a cashless basis. The Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

X = Y (A - B)

A

Where

X —	The number of shares of Common Stock to be issued to the holder of this Warrant.

Y —	The number of shares of Common Stock purchasable under this Warrant which equals (a) the Warrant Coverage Amount divided by (b) the Exercise Price.

A —	The price to the public per share of Common Stock on the cover of the final prospectus for the Initial Public Offering.

B —	The Exercise Price (as adjusted to the date of such calculations).

5.    Exercise. (a) Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(i)    the surrender of the Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices; and

(ii)    the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

(b)    Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the closing date of a Qualified Financing or a Non-Qualified Financing (as defined below) or an Initial Public Offering and ending on the expiration of this Warrant pursuant to Section 15 hereof.

6.    Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

7.    Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

8.    Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)    Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split-up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)    Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then the Company shall make appropriate provision so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c)    Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

9.    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

10.    Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.

11.    Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

(a)    This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Act”). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

(b)    The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(a)(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

(c)    The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

(d)    The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

(e)    The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

12.    Restrictive Legend.

The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

13.    Warrants Transferable. Subject to compliance with the terms and conditions of this Section 13, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed or accompanied by written instructions of transfer. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 13 that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made. Each certificate representing this Warrant or the Shares transferred in accordance with this Section 13 shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

14.    Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

15.    Expiration of Warrant; Notice of Certain Events Terminating This Warrant.

(a)    This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

(i)    The date that is five years from the original issue date of this Warrant;

(ii)    The closing of an Initial Public Offering; or

(iii)    Any Change of Control.

(b)    The Company shall provide at least ten (10) days prior written notice of any event set forth in Section 15(a).

16.    Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder’s address as set forth on the Schedule of Investors to the Note Purchase Agreement, and (ii) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

17.    “Market Stand-Off” Agreement. The Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

(a)    all officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements;

(b)    the Company obtains from persons who hold two percent (2%) or greater of the Company’s outstanding capital stock, a lock-up agreement similar to that set forth in this Section 17; and

(c)    such market stand-off time period shall not exceed one hundred eighty (180) days for the Company’s initial public offering, and ninety (90) days for any subsequent public offerings.

Holder agrees to provide to the other underwriters of any public offering such further agreements as such underwriter may reasonably request in connection with this market stand-off agreement, provided that the terms of such agreements are substantially consistent with the provisions of this Section 17. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 17 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or a similar form which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction.

18.    Registration Rights Agreement. The registration rights of the Holder (including Holders’ successors) with respect to the Common Stock issuable upon exercise of this Warrant, or, if this Warrant is exercisable for convertible securities, upon conversion of such securities, will be the same as those granted to the holders of Shares issued in the Qualified Financing.

19.    Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

20.    Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

[Signature page follows]

Issued this                                         .

CENTREXION THERAPEUTICS CORPORATION

By:

Title:

EXHIBIT A

NOTICE OF EXERCISE

TO:	CENTREXION THERAPEUTICS CORPORATION

Attention: President

1.    The undersigned hereby elects to purchase                          shares of                          pursuant to the terms of the attached Warrant.

2.    Method of Exercise (Please initial the applicable blank):

—

The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

—	The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 4 of the Warrant.

3.    Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

4.    The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 11 of the attached Warrant (including Section 11(e) thereof) are true and correct as of the date hereof.

(Signature)

(Name)

(Date)	(Title)

EXHIBIT B

FORM OF TRANSFER

(To be signed only upon transfer of Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                                           the right represented by the attached Warrant to purchase                                      shares of                                                   of Centrexion Therapeutics Corporation to which the attached Warrant relates, and appoints                                  Attorney to transfer such right on the books of                             , with full power of substitution in the premises.

Dated:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

Address:

Signed in the presence of: